Exhibit 4.1

FORM OF PARENT UNSECURED CONVERTIBLE NOTE

STRICTLY CONFIDENTIAL

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS UNSECURED CONVERTIBLE NOTE (THIS “NOTE”) NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE OFFERED FOR SALE, SOLD, RESOLD, TRANSFERRED, ASSIGNED OR PLEDGED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER) THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. IN ADDITION, THIS NOTE IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE NOTE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE ISSUER SHALL REFUSE TO REGISTER ANY SALE OR TRANSFER OF THE SECURITY NOT MADE IN ACCORDANCE WITH THE FOREGOING PROVISIONS.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE TREASURER OF THE ISSUER, AS A REPRESENTATIVE OF THE ISSUER, WILL MAKE AVAILABLE ON REQUEST TO THE HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. THE ADDRESS OF THE TREASURER OF THE ISSUER IS UBER TECHNOLOGIES, INC., 1455 MARKET STREET, #400, SAN FRANCISCO, CA 94103, ATTENTION: TREASURER AND GENERAL COUNSEL.

UNSECURED CONVERTIBLE NOTE
Original Principal Amount: US$[AMOUNT]    Issuance Date: [DATE]

FOR VALUE RECEIVED, Uber Technologies, Inc., a Delaware corporation (the “Issuer”), hereby promises to pay [CAREEM SHAREHOLDER], a [•], or its registered assigns (the “Holder”, and together with holders of all other Notes (as defined below), the “Holders”) the amount set out above as the Original Principal Amount, (such amount being the “Outstanding Principal Balance”) when due, whether upon the Maturity Date, acceleration, or otherwise (in each case in accordance with the terms hereof). This Unsecured Convertible Note (including all Unsecured Convertible Notes issued in exchange, transfer or replacement hereof, the “Note” and, together with all other Unsecured Convertible Notes issued pursuant to the Purchase Agreement (as defined herein), collectively, the “Notes”), is issued pursuant to the terms of the Purchase Agreement on the Issuance Date. This Note shall rank pari passu with the Issuer’s other unsubordinated debt. Certain capitalized terms used herein are defined in Section 20. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

1.	PAYMENTS OF PRINCIPAL.
(a)The entire Outstanding Principal Balance shall be due and payable on the Maturity Date; provided, that the Issuer’s obligation to pay the aforesaid amounts are subject to Section 4 hereof.
(b)The “Maturity Date” shall be the earlier of (i) [DATE], and (ii) the ninetieth (90th) day following the consummation of an IPO; provided, that in no event shall the “Maturity Date” occur on a date that is earlier than the ninetieth (90th) day following Minimum Payment Date.

(c)	The Issuer may not voluntarily prepay or redeem the Note.
2.NO INTEREST. During the term of this Note, no Interest shall accrue on the Outstanding Principal Balance of this Note.

3.	CONVERSIONS.
(a)At any time following the Issuance Date but prior to the Maturity Date, the Holder shall be entitled to deliver an election to the Issuer in writing (a “Conversion Election”) to convert the full Outstanding Principal Balance (and not only a portion thereof). Any such Conversion Election shall be irrevocable once delivered to the Issuer.
(b)If the Holder timely delivers a Conversion Election as set forth in Section 3(a), the Outstanding Principal Balance shall convert in full into a number of Conversion Securities equal to (x) the Outstanding Principal Balance on the date of delivery of such Conversion Election, divided by (y) the Conversion Price (subject to appropriate adjustment from time to time pursuant to Section 4(e)). The Issuer shall issue such Conversion Securities in accordance with Section 4(b)(ii).
(c)For the avoidance of doubt, if the Holder fails to timely deliver a Conversion Election in accordance with Section 3(a) prior to the Maturity Date, then the Outstanding Principal Balance shall be due and payable by the Issuer in cash on the Maturity Date in accordance with Section 1(a).

4. CONVERSION PROCEDURES

(a)Conversion Right. Upon any Conversion Event, the Outstanding Principal Balance being converted shall be converted into fully paid and nonassessable shares of the Conversion Securities pursuant to the relevant terms set forth herein applicable to such Conversion Event. If the issuance of the Conversion Securities would result in the issuance of a fractional share of the Conversion Security, then the Issuer shall pay cash in lieu of such fractional share in an amount equal to the portion of the Outstanding Principal Balance otherwise represented by such fractional share. The Issuer shall pay any and all U.S. federal and state transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of the Conversion Securities upon conversion of any Outstanding Principal Balance (provided, that the failure of the Issuer to pay any such transfer, stamp and similar tax shall not delay or have any impact on the Issuer’s issuance of such Conversion Securities); provided, that the Issuer shall not be required to pay any tax that may be payable in respect of any issuance of the Conversion Securities to any Person other than the converting Holder or with respect to any income tax due by the Holder with respect to such Conversion Securities or as a result of such conversion and the Issuer shall not be required to make any such issuance or delivery unless and until the Person otherwise entitled to such issuance or delivery has paid to the Issuer the amount of any such transfer, stamp and similar tax or has established, to the satisfaction of the Issuer, that such transfer, stamp and similar tax has been paid or is not payable.

(b)	Mechanics of Conversion.
(i)To exercise any Conversion Election under this Note, (A) the Holder shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., Pacific time, on or prior to the Maturity Date a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Issuer, and
(B) the Holder shall surrender this Note to a reputable common carrier for delivery to the Issuer (or shall provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) on or prior to the applicable conversion date set forth in the Conversion Notice (the “Conversion Date”).
(ii)The Person or Persons entitled to receive the shares of the Conversion Securities issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares on the Conversion Date, and from and after such conversion, this Note shall cease to be outstanding for any purpose whatsoever. Upon conversion of this Note, the Issuer shall deliver shares of Conversion Securities to such Person or Persons within seven (7) Business Days following the applicable Conversion Date.
(iii)For the avoidance of doubt, delivery of shares of Conversion Securities by the Issuer pursuant to this Section 4 shall be satisfied by delivering such shares in book-entry form through the Issuer’s transfer agent rather than by delivering physical certificates representing the Conversion Securities and, if required, shall include restricted legends consistent with the legends set forth on the cover of this Note.
(c)Lock-Up. In the event this Note is converted into Conversion Securities at any point prior to 180 days following the consummation of an IPO, the Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Issuer (including the Conversion Securities) or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities (other than those included in the registration statement related to the IPO) without the prior written consent of the Issuer and any managing underwriters, if any, for a period not to exceed 180 days from the effective date of the registration statement related to the IPO as may be requested by the Issuer or any such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters of the IPO; provided, that any such agreement will be substantially in the form attached as an exhibit to the underwriting agreement relating to the IPO (the “Lock-up Agreement”) and be no less favorable to the Holder than the Lock-up Agreement entered into by other shareholders in connection with the IPO. The foregoing provisions of this Section 4(c) shall apply only to the Issuer’s initial offering of equity securities and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Issuer or the underwriters shall apply to the Holders subject to such agreements pro rata based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the underwriters may, in consultation with the Issuer, waive or terminate these restrictions with respect to shares of common stock of the Issuer with a value of up to $100,000 for any one individual, provided, that, in the aggregate, this discretionary waiver or termination may not be used to allow the sale of shares of common stock of the Issuer, in the aggregate for all individuals, representing more than 3% of the sum of
(x) the shares subject to this lock-up provision and (y) the shares subject to all other lock-up provisions and agreements. The underwriters in connection with the initial public offering of equity securities are intended third-party beneficiaries of this Section 4(c) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
(d)IPO Notice and Conversion Considerations. If the IPO has not been consummated prior to the Issuance Date, the Issuer shall notify each of the Holders of the consummation of an IPO and the Maturity Date (the “IPO Notice”) within ten (10) Business Days prior to the IPO. For the avoidance of doubt, if the IPO has been consummated prior to the Issuance Date, the Issuer shall have no obligation to provide the IPO Notice. If any Conversion Securities are issued prior to the consummation of the IPO in accordance with the terms hereof, then (i) such Conversion Securities shall be subject to the applicable restrictions on transfer under the Parent Charter, the Parent Bylaws, and the Related Agreements, in addition to any other restrictions on transfer under this Note, applicable federal and state securities Laws and Liens created by or imposed by the Holders, and (ii) solely to the extent (A) secondary shares of Class A Common Stock of the Issuer are permitted to be sold in connection with the IPO and (B) the Conversion Securities are issued at least twenty (20) days prior to the contemplated date of the launch of the “road show” related to the IPO, applicable Holders of Conversion Securities shall have the right to participate on a pro rata basis as secondary sellers in the IPO at the same price and on the same terms and conditions as the primary shares of Class A Common Stock of the Issuer issued in the IPO, subject in each case to any provisions of the Parent Charter, the Parent Bylaws, and any contract, agreement or arrangement in effect on the date hereof to which Parent is a party or by which it is bound.
(e)Adjustments. The number and kind of Conversion Securities issuable hereunder and the Conversion Price therefor are subject to adjustment from time to time, as follows:
(i)If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Issuer in which shares of the Issuer’s common stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Conversion Securities deliverable upon conversion of this Note would have been entitled in such Reorganization if the Note had been converted immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Note shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the conversion of this Note.
(ii)If the securities issuable upon conversion of this Note are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Conversion Securities which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to convert this Note for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon conversion of this Note immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.
(iii)In the event that the Conversion Securities are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Conversion Securities issuable upon conversion of this Note immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Conversion Price shall be proportionately decreased, and in the event that the Conversion Securities are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Conversion Securities issuable upon conversion of this Note immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Conversion Price shall be proportionately increased.
(iv)Upon any adjustment in accordance with this Section 4(e), the Issuer shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Conversion Price as adjusted and the number of securities or other property purchasable upon the conversion of this

Note, setting forth in reasonable detail the method of calculation of each. The Issuer shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Conversion Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon conversion of this Note.
(v)For the avoidance of doubt, the Conversion Price and other provisions of this Note will not be adjusted as a result of dividends and other distributions (other than any stock dividend as set forth in subsection (iii) above) to holders of Conversion Securities prior to the Conversion Date.

5. DEFAULT. If one or more of the events specified in this Section 5 shall have happened and be continuing beyond the applicable cure period (each, an “Event of Default”), the Requisite Holders, by written notice to the Issuer, may elect to take action to enforce the remedies set forth in Section 6 hereof:
(f)The Issuer shall have failed to make payment of the Outstanding Principal Balance within four (4) Business Days following the Maturity Date.
(g)The Issuer shall have failed to deliver Conversion Securities with respect to validly converted Notes in accordance with Section 4(b) hereof.
(h)(i) The Issuer shall fail generally to pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (ii) the Issuer shall declare a moratorium on the payment of its debts; (iii) the commencement by the Issuer of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or
(iv) the commencement against the Issuer of a Legal Proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such Legal Proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of sixty (60) consecutive days.

6. REMEDIES. On the occurrence of an Event of Default that has not been timely cured:
(a)Acceleration of Note. The Requisite Holders may declare the aggregate Outstanding Principal Balance of all Notes to be immediately due and payable, whereupon the same will become forthwith due and payable and the Holders will be entitled to proceed to selectively and successively enforce such Holder’s rights under the Notes; provided, however, that the occurrence of any Event of Default of the type specified in Section 5(c)(iii) or (iv) shall cause the aggregate Outstanding Principal Balance of all Notes to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Issuer.
(b)Waiver of Default. Any Holder may, upon execution of an instrument or instruments in writing signed by the Holder, waive (and shall be deemed to have waived) any Event of Default which has occurred together with any of the consequences of such Event of Default and, in such event, the Holder and the Issuer will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will, for all purposes of this Note with respect to the Holder, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.
(c)Cumulative Remedies. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Hol der of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.
7. RESERVATION OF AUTHORIZED SHARES. So long as any of the Notes are outstanding, the Issuer shall, on or prior to the date of conversion of any Notes, take all action necessary, to reserve the requisite number of shares of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of this Note, such that the number of shares of the Conversion Securities shall be duly and validly reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Conversion Securities will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note, the Parent Charter, the Parent Bylaws or one or more of the Related Agreements, applicable federal and state securities Laws or Liens created by or imposed by the Holders.
8. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York law and as expressly provided in this Note.
9. VOTE TO CHANGE THE TERMS OF NOTES.
(i)This Note, and any of the terms and provisions hereof, may be amended from time to time with the written consent of the Requisite Holders and the Issuer. The Requisite Holders may waive compliance by the Issuer with any of the terms hereof. Any amendment or waiver to which the Requisite Holders have consented in writing shall be binding upon all Holders of all Notes.
(j)Notwithstanding the foregoing, without the consent of the Holder of each Note then outstanding, an amendment or waiver may not (i) change the Maturity Date of the Notes, (ii) reduce the principal amount of any Note, (iv) impair the right of a Holder to institute suit for payment of any Note, (v) make any change that materially impairs or adversely affects the conversion rights of any Note, (vi) reduce the amount of Outstanding Principal Balance of the then outstanding Notes required to constitute the Requisite Holders, (vii) make any change to this Section 9(b), or (viii) affect any Holder differently from the Holders of the other then outstanding Notes.

10.	TRANSFER AND RELATED PROVISIONS.
a.Except in connection with a Permitted Transfer by the Holder, this Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Issuer, which consent may be withheld by the Issuer in its sole discretion. Any offer, sale, assignment or other transfer of this Note and the Conversion Securities is also subject to the restrictive legends on this Note.
b.The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Outstanding Principal Balance of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by a Holder and the physical surrender of this Note to the Issuer, the Issuer shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the designated assignee or transferee pursuant to Section 12.

11.	ISSUER REGISTRATION.
a.Registration. If (but without any obligation to do so) the Issuer proposes to register (including for this purpose a registration effected by the Issuer for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a company stock plan or a t ransaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Class A Common Stock of the Issuer issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Conversion Securities), the Issuer shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder made within 20 days after mailing of such notice by the Issuer, the Issuer shall cause to be registered under the Securities Act all of the Conversion Securities that each such Holder has requested to be registered.
b.Furnish Information. It shall be a condition precedent to the obligations of the Issuer to take any action pursuant to this Section 11 with respect to the Conversion Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Conversion Securities held by it, and the intended method of disposition of such securities as reasonably shall be required to effect the registration of such Holder’s Conversion Securities.
c.Obligations of the Issuer. Whenever the Issuer is required to effect a registration under this Note, the Issuer shall comply with the obligations set forth in Section 1.5 (and, for the avoidance of doubt, which obligations are set forth on Schedule A hereto) of the Amended and Restated Investors’ Rights Agreement, dated as of March 9, 2018 (as may be amended, restated or otherwise modified from time to time, the “Rights Agreement”), as if such obligations were to the Holder and directly set forth herein.

d.	Limitations.
i.Generally. Notwithstanding anything to the contrary in this Section 11, the Issuer shall have no obligation to register the Conversion Securities to the extent that the inclusion of any Conversion Securities in any such registration would reduce the amount of the “Registrable Securities”, as such term is defined in the Rights Agreement, by and among the Company and the Investors (as defined in the Rights Agreement), included in such registration by “Holders”, as such term is defined in the Rights Agreement.
ii.Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Issuer’s capital stock, the Issuer shall not be required under this Section 11 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Issuer and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Issuer. If the total amount of securities, including Conversion Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Issuer that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Issuer shall be required to include in the offering only that number of such securities, including Conversion Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders).
e.Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 11.
f.Indemnification.    As a condition to inclusion of any Conversion Securities in a registration statement under this Section 11, each applicable Holder and the Issuer shall agree to be bound by the following provisions (and shall execute any instruments necessary or desirable to evidence such agreements):
i.To the extent permitted by applicable law, the Issuer will indemnify and hold harmless each Holder, the officers, directors, members, partners and stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the

Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, final prospectus or free writing prospectus contained therein, or any amendments or supplements thereto, or any issuer information (as defined in Rule 433 promulgated under the Securities Act) filed or required to be filed pursuant to Rule 433(d) promulgated under the Securities Act or any other document incident to such registration prepared by or on behalf of the Issuer or used or referred to by the Issuer in such prospectus, or the omission or alleged omission to state therein a material fact, in light of the circumstances in which they were made, necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Issuer will pay to each such Holder, underwriter, controlling person or other aforementioned person for, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld), nor shall the Issuer be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
ii.To the extent permitted by applicable law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Issuer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Issuer within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.11(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.11(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 1.11(e)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
iii.Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indem nifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.
iv.If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 11(e)(iv) (when combined with any amounts payable under Subsection 11(e)(ii)) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
v.Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
vi.The obligations of the Issuer and Holders under this Section 11(e) shall survive the completion of any offering of Conversion Securities in a registration statement under this Section 11, and otherwise.
g.Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Issuer to the public without registration or pursuant to a registration on Form S-3, the Issuer agrees to:
i.make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by Issuer for the offering of its securities to the general public so long as Issuer remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
ii.file with the SEC in a timely manner all reports and other documents required of Issuer under the Securities Act and the Exchange Act; and
iii.furnish to any Holder, so long as the Holder owns any Conversion Securities, forthwith upon request (A) a written statement by Issuer that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Issuer), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of Issuer and such other reports and documents so filed by Issuer, and (C) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
h.Issuer Registration. All expenses (other than stock transfer taxes and underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications of Con version Securities pursuant to this Section 11 for each Holder, including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Issuer and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Issuer, which approval shall not be unreasonably withheld, shall be borne by the Issuer.
i.Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 11 after the earlier of (i) 5 years following the consummation of a Qualified IPO, (ii) with respect to any Holder, at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, (iii) upon a Liquidation Transaction in which the consideration received by the Holders is in the form of cash and/or marketable securities, (iv) the date any Conversion Securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (v) the date any Conversion Securities have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

12.	REISSUANCE OF THIS NOTE.
a.Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(c)), registered as the Holder may request, representing the Outstanding Principal Balance of the Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of the Note held by the Holder is being transferred, a new Note (in accordance with Section 12(c)) to the Holder representing the Outstanding Principal Balance of the Note not being transferred.
b.Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 12(c)) representing the Outstanding Principal Balance.
c.Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note,
(ii) shall represent, as indicated on the face of such new Note, the remaining Outstanding Principal Balance (or in the case of a new Note being issued pursuant to Section 12(a), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other new Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Outstanding Principal Balance of this Note, if any, from the Issuance Date; and (vi) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such new Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 12(b), as the case may be.
13.REMEDIES NOT EXCLUSIVE. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
14.CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and the Holders and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

15.FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

16.	NOTICES AND PAYMENTS.
a.Notices. Any notice or other communication required or permitted to be delivered to any party under this Note shall be in writing and shall be deemed properly delivered, given and received upon receipt when delivered by hand, (ii) upon transmission, if sent by electronic mail transmission, or (iii) one (1) Business Day after being sent by courier or express delivery service; provided that, in each case, the notice or other communication is sent to the address, facsimile telephone number or electronic mail address set forth beneath the name of such Party below (or to such other address or electronic mail address as such Party shall have specified in a written notice given to the other Parties hereto):
i.if to the Issuer, then as provided for in Section 9.1 of the Purchase Agreement; and

ii.	if to the Holder, then to the address set forth in the Spreadsheet.
b.Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds by providing the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. All payments to be made by the Issuer under this Note to any “United States person” as defined in Section 7701(a)(30) of the Code (who has timely provided a properly completed and valid Internal Revenue Service Form W-9), shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes. All payments to be made by the Issuer under this Note to any person other than a United States person (a “non-United States person”) (who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable Internal Revenue Service Form W-8, and such other information as is required to certify such person’s compliance with Sections 1471 through 1474 of the Code, including the applicable certification attached hereto as Exhibit II) shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case Issuer shall withhold such taxes (including, to the extent permitted under applicable law, by withholding from those Conversion Securities otherwise issuable to the Holder the whole number of Conversion Securities sufficient to satisfy the applicable tax withholding obligation with respect to such Holder) and such withheld amounts shall be treated as paid to the Holder to the extent they are remitted to the appropriate taxing authority (or, in the case of Conversion Securities withheld, to the extent the cash value of such withheld Conversion Securities is remitted to the appropriate taxing authority), and no additional amounts shall be required to be made by the Issuer to such non-United States person with respect to such taxes deducted or withheld. In the event that a taxing authority retroactively determines that a payment made by the Issuer under this Note to a Holder should have been subject to withholding (or to additional withholding) for taxes, and the Issuer remits such withholding tax to the taxing authority, the Issuer will have the right to offset such amount (including interest and penalties that may be imposed thereon) against future payment obligations of the Issuer to such Holder under this Note. The Issuer agrees to keep any tax forms or certifications provided by Holder pursuant to this Section 16(b) confidential, except as the Issuer reasonably determines in good faith to be necessary to comply with applicable Law.
17.WAIVER OF NOTICE. To the extent permitted by Law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
18.GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any oth er jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any Legal Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Legal Proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.
19.TAX TREATMENT. Except as otherwise required by a governing federal, state or local tax authority, the Issuer and the Holder hereby agree that they shall treat this Note as a convertible debt instrument that is not subject to the application of the rules of Treasury Regulation Section 1.1275-4. The Issuer and the Holder hereby agree to treat the Note as issued with original issue discount for U.S. federal income tax purposes. The Issuer and the Holder agree to file all tax returns in accordance with such treatment, and not to take any position inconsistent with such treatment in any tax return, refund claim, or other tax filing, except as otherwise required by a governing federal, state or local tax authority.
20.CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
a.“Affiliate” means, with respect to any Holder, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Holder; or, if such Holder is a partnership or a limited liability company, any general partner, or managing member, as applicable, of or in such Holder or a Person controlling any such general partner, or managing member. For purposes of this definition, “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
b.“Business Day” means each day that is not a Friday, Saturday, Sunday or other day on which the Issuer is closed for business or any day on which (i) the Federal Reserve Bank of San Francisco, California or New York, New York is closed, or (ii) banks in Dubai, United Arab Emirates are permitted or required to be closed for business.
c.“Conversion Event” means the conversion of this Note by the Holder in accordance with Section 3(a).

d.	“Conversion Price” means US$55.00 per share.
e.“Conversion Security” means shares of Class A Common Stock of the Issuer, subject to Section 4(e).

f.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
g.“Immediate Family” means a Holder’s spouse or Spousal Equivalent, the lineal descendant or antecedent, father, mother, brother, or sister, whether or not any of the above are adopted.
h.“IPO” means a bona fide underwritten initial public offering of the Class A Common Stock of the Issuer.
i.“Issuance Date” means the date the Issuer initially issued Notes pursuant to the terms of the Purchase Agreement.

j.“Liquidation Transaction” means a liquidation, dissolution, or winding up of Parent, which shall be deemed to occur, subject to the provisos in this definition, (A) if Parent shall sell, convey, or otherwise dispose of all or substantially all of its assets, property or business, (B) if Parent shall grant an exclusive and irrevocable license of all or substantially all of Parent’s intellectual property to a third party, (C) if Parent shall merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of Parent), except a merger or consolidation in which the stockholders of Parent immediately prior to the transaction own more than 50% of the voting stock of the surviving corporation following the transaction (taking into account only stock of Parent held by such stockholders prior to the transaction), or (D) upon the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of Parent’s securities), of Parent’s securities if, after such closing, such Person or group of affiliated Persons would hold 50% or more of the outstanding voting stock of Parent (or the surviving or acquiring entity): provided. however, that none of the following shall be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of Parent and (ii) an equity financing in which Parent is the surviving corporation; and provided further, that the treatment of any particular transaction or series of related transactions as a Liquidation Transaction may only be waived by (a) the vote or written consent of the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (b) the vote of a majority of the outstanding shares of Series B Preferred Stock, (c) the vote of a majority of the outstanding shares of Series C-1 Preferred Stock, (d) the vote of a majority of the outstanding shares of Series C-2 Preferred Stock, (e) the vote of a majority of the outstanding shares of Series D Preferred Stock, (f) the vote of a majority of the outstanding shares of Series E Preferred Stock, (g) the vote of a majority of the outstanding shares of Series F Preferred Stock and (h) the vote of a majority of the outstanding shares of Series G Preferred Stock.

k.	“Permitted Transfer” means:
i.the transfer of a Note held by a Holder to a single trust for the benefit of such Holder or such Holder’s Immediate Family;
ii.any transfer effected pursuant to a Holder’s will or the laws of intestate succession;
iii.if the Holder is a partnership, limited liability company, a corporation, or an investment fund, a transfer to an Affiliate of such Holder, or a pro rata transfer to investors in such Holder; or
iv.if the Holder is a natural person, upon a transfer of a Note by such Holder to any trust, partnership or limited liability company (or any custodian or trustee thereof) solely for the benefit of, or the ownership interests of which are owned wholly by, such Holder.

l.“Person” means an individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).
m.“Purchase Agreement” means that certain Asset Purchase Agreement dated as of March , 2019, by and among the Issuer, Augusta Acquisition B.V., Careem Inc., and Fortis Advisors LLC.

n.“Qualified IPO” means the sale of Parent’s Class A Common Stock and/or Class B Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act which results in aggregate cash proceeds to Parent of not less than $30,000,000 (net of underwriting discounts and commissions) on a national securities exchange registered with the Securities and Exchange Commission.
o.“Requisite Holders” means Holders holding a majority of the aggregate Outstanding Principal Balance of the then outstanding Notes.

p.	“SEC” means the United States Securities and Exchange Commission.

q.“Spousal Equivalent” means an individual that meets each of the following requirements: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve
(12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else,
(i)both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve
(12) months and intend to do so indefinitely.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered as of the Issuance Date set out above.

UBER TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Parent Unsecured Convertible Note]

Exhibit I

UBER TECHNOLOGIES, INC. CONVERSION NOTICE

Reference is made to the Unsecured Convertible Note (the “Note”) issued to the undersigned by Uber Technologies, Inc. (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Outstanding Principal Balance (as defined in the Note) of the Note indicated below into shares of the Conversion Security (as defined in the Note) as indicated below, as of the date specified below.

Date of Conversion:

Outstanding Principal Balance to be converted:

Number of shares of the Conversion Security to be issued:

Please issue the Conversion Security into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number or E-mail Address: Authorization:

By:
Title:
Dated:

Exhibit II

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Holders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Uber Technologies, Inc. with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Uber Technologies, Inc., and (2) the undersigned shall have at all times furnished Uber Technologies, Inc. with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF HOLDER]

By:
Name:
Title:
Date:	_____________ , 20[ ]

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Holders That Are Partnerships For U.S. Federal Income Tax Purposes)

The undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Note(s), (iii) with respect to the Note(s), neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code and
(ii)none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Uber Technologies, Inc. with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Uber Technologies, Inc., and (2) the undersigned shall have at all times furnished the Uber Technologies, Inc. with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF HOLDER]

By:
Name:
Title:
Date:	_____________ , 20[ ]

SCHEDULE A

Whenever required under Section 11 of the Agreement to effect the registration of any Conversion Securities, the Company shall, as expeditiously as reasonably possible:
(a)Prepare and file with the SEC a registration statement with respect to such Conversion Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Conversion Securities registered thereunder, voting together as a single class on an as- converted basis, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Conversion Securities owned by them.
(d)Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in such jurisdiction.
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)Notify each Holder of Conversion Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file with the SEC and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Conversion Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.
(g)Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.
(h)Cause all such Conversion Securities registered pursuant to Section 11 to be listed on each securities exchange on which similar securities issued by the Company are then listed.
(i)Provide a transfer agent and registrar for all Conversion Securities registered pursuant to Section 11 and a CUSIP number for all such Conversion Securities, in each case not later than the effective date of such registration.
(j)Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Conversion Securities pursuant to Section 11, on the date that such Conversion Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 11, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
(k)Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12 month period.